Exhibit 10.33

LANZATECH NZ, INC.

2019 STOCK PLAN

1.ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1.Establishment. The LanzaTech New Zealand Limited 2019 Stock Plan was established effective as of the date of its adoption by the Board on July 29, 2019 (“Effective Date”). Effective October 28, 2021, LanzaTech New Zealand Limited was removed from the New Zealand register, and the entity LanzaTech NZ, Inc. was incorporated in Delaware (such event, the “Domestication”). As a result of the Domestication, each ordinary share in the capital of LanzaTech New Zealand Limited became a share of common stock of LanzaTech NZ, Inc. under the Plan (as defined below) and each of the outstanding Awards as of the Domestication. Effective as of the Domestication, the LanzaTech New Zealand Limited 2019 Stock Plan was renamed the LanzaTech NZ, Inc. 2019 Stock Plan and restated in its entirety, as provided herein (as amended from time to time, the “Plan”), to reflect the first and second amendments to the Plan and the Domestication.

1.2.Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its shareholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

1.3.Term of Plan. The Plan shall continue in effect until its termination by the Board; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

1.4.Option Poll Deed. The Plan was established pursuant to clause 2.1 of the Option Deed Poll to the extent that the Plan relates to Options. Options granted on and after the Domestication are not made pursuant to the Option Deed Poll, and the terms of the Option Deed Poll do not apply to such Options.

2.DEFINITIONS AND CONSTRUCTION.

2.1.Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)“Award” means an Option, Restricted Stock Purchase Right or Restricted Stock Bonus granted under the Plan.

(b)“Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

(c)“Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(d)“Cause” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or written contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(e)“Certificate of Incorporation” means the certificate of incorporation of the Company (as altered or adopted from time to time).

(f)“Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or written contract of employment or service, the occurrence of any of the following:

(i)an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) in which the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(v)(ii) or Section 2.1(v)(iii) (“Specified Ownership Change Event”), the corporation or entity into which the Company is merged, consolidated or reorganized or to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(ii)the liquidation or dissolution of the Company other than where a Specified Ownership Change Event occurs.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(g)“Committee” means the compensation committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(h)“Company” means LanzaTech NZ, Inc.

(i)“Consultant” means a person or entity engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that to the extent required to comply with any applicable law or regulation, the term “Consultant” shall be limited to such persons or entities which meet the requirements of the applicable law or regulation.

(j)“Director” means a member of the Board.

(k)“Disability” means the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Participating Company Group because of the sickness or injury of the Participant.

(l)“Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(m)“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the officers of the Company, in their discretion, if such determination is expressly allocated to the officers of the Company herein, subject to the following:

(i)If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or market system constituting the primary market for the Stock, as reported in such source as the Board deems most reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

(ii)If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of applicable law.

(n)“Incentive Stock Option” means an option to purchase a specified number of shares of Stock and is intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended.

(o)“Insider” means an Officer, a Director or other person whose transactions in Stock are subject to restrictions placed on them by, or are subject to the dealing misconduct provisions of, applicable securities laws or regulations.

(p)“Insider Trading Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(q)“Investment Terms” shall mean the following (as amended from time to time):

(i)the terms of the Series A Preferred Stock Purchase Agreement between the Company, Khosla Ventures II, L.P., K One W One Limited and Boat Harbour Limited, dated 21 March 2007;

(ii)the terms of the Series B Stock Purchase Agreement entered into between the Company, Khosla Ventures III LP, K One W One Limited, Qiming Venture Partners II LP, Qiming Venture Partners II-C LP, Qiming Managing Directors Fund II LP and SBCVC Fund III Company Limited dated 31 March 2010;

(iii)the terms of the Series C Stock Purchase Agreement between Company and the purchasers listed in Exhibit A thereto dated 16 December 2011, as amended on 26 April 2012;

(iv)the terms of the Amended and Restated Series D Stock Purchase Agreement between the Company and the purchasers listed in Exhibit A thereto dated 28 November 2014;

(v)the terms of the Follow On Series D Preferred Stock and Warrant Purchase Agreement between the Company and the purchasers listed in Exhibit A thereto dated 3 April 2017;

(vi)the terms of the Second Follow On Series D Preferred Stock and Warrant Purchase Agreement between the Company and the purchasers listed in Exhibit A thereto dated 22 August 2017;

(vii)the terms of the Series E Preferred Stock Agreement between the Company and Novo Holdings A/S / the purchasers listed in Exhibit A thereto dated 29 July 2019;

(viii)the Eighth Amended and Restated Voting Agreement between the Company and each of those persons and entities listed in Exhibit A and Exhibit B of that agreement (and any person or entity who has subsequently acceded to its terms) dated October 28, 2021;

(ix)the Seventh Amended and Restated Right of First Refusal and Co-Sale Agreement between the Company and each of the persons or entities listed in Exhibit A or Exhibit B of that agreement (and any person or entity who has subsequently acceded to its terms) dated October 28, 2021; and

(x)the Eighth Amended and Restated Investor Rights Agreement between the Company and each of the persons or entities listed in Exhibit A of that agreement (and any person or entity who has subsequently acceded to its terms) dated October 28, 2021.

(r)“Nonstatutory Stock Option” means an option to purchase a specified number of shares of Stock not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.

(s)“Officer” means any person designated by the Board as an officer of the Company.

(t)“Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(u)“Option Deed Poll” means the “Deed Poll relating to Option Schemes established by LanzaTech NZ, Inc.” entered into by the Company on or around 2006 (as amended from time to time). The Option Deed Poll does not apply to Options granted on and after the Domestication.

(v)“Ownership Change Event” means the occurrence of any of the following with respect to the Company:

(i)the direct or indirect sale or exchange in a single or series of related transactions by shareholders of the Company of shares in the Company carrying more than fifty percent (50%) of the total combined voting power of all classes of share of the Company;

(ii)a merger, consolidation or other reorganisation in which the Company is a party; or

(iii)the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(w)“Participant” means any eligible person who has been granted one or more Awards.

(x)“Participating Company” means the Company or any Subsidiary Corporation.

(y)“Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(z)“Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(aa)“Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 7.

(bb)“Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 7.

(cc)“Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. Unless otherwise provided by the Board, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Board, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. Except as otherwise provided by the Board, in its discretion, the Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

(dd)“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(ee)“Stockholders’ Agreements” mean any stockholder agreement of the Company to which other holders of Stock or holders of common stock of the Company are party in effect at the time of issuance of Stock pursuant to an Award, including the Investment Terms and any voting, right of first refusal, co-sale or similar agreements.

(ff)“Subsidiary Corporation” means any present or future corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain own stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one or more of the other corporations in such chain.

(gg)“Ten Percent Stockholder” means a person who, at the time an Award is granted to such person, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company.

(hh)“Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which shares of Stock subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service.

2.2.Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.ADMINISTRATION.

3.1.Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Board, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein.

3.2.Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3.Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

(a)to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock to be subject to each Award;

(b)to determine the type of Award granted;

(c)to determine the Fair Market Value of shares of Stock or other property;

(d)to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or shares acquired pursuant thereto, (v) the time of expiration of any Award, (vi) the effect of any Participant’s termination of Service on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)to approve one or more forms of Award Agreement;

(f)to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(g)to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(h)to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(i)to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.4.Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, to the extent any applicable securities law or regulation imposes restrictions or liabilities on such individuals; the Plan shall be administered in compliance with such law or regulation.

3.5.Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall, subject to the requirements of applicable law and regulation, be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

3.6.Disputes. If a dispute concerning the provisions of the Option Deed Poll, this Plan or any Award (notwithstanding that it may not be in respect of an Option) arises between a Participant and the Company, the dispute resolution provisions set out in clause 8 of the Option Deed Poll shall apply. This Section 3.6 does not apply to disputes concerning the provisions of this Plan after the Domestication nor Options granted on and after the Domestication.

4.SHARES SUBJECT TO PLAN.

4.1.Maximum Number of Shares Issuable.

(a)Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 1,350,050 shares plus any shares of Stock that become available pursuant to Section 4.1(b). If an outstanding Award for any reason expires or is terminated or cancelled; if shares of Stock are acquired pursuant to an Award subject to forfeiture or repurchase and are forfeited or repurchased by the Company; or if shares of Stock are withheld upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, the shares of Stock allocable to the terminated portion of such Award; such forfeited or repurchased shares of Stock; or such shares of Stock used to pay the exercise price or tax withholding shall again, subject to the requirements of applicable law and regulation, the Certificate of Incorporation and any applicable Stockholders’ Agreements, be available for issuance under the Plan.

(b)Shares Returned to Plan from Prior Plans. If a stock option under the Company’s LanzaTech 2006 Share Option Scheme, LanzaTech 2008 Share Option Scheme or LanzaTech NZ, Inc. 2011 Stock Plan, expires or the stock option is canceled or terminated (in whole or in part), or shares of Stock are withheld upon exercise of a stock option under the LanzaTech NZ, Inc. 2011 Stock Plan to cover the exercise price or tax withholding, in each case during the period beginning on October 1, 2020 and ending on October 31, 2021, then the shares of Stock subject to such stock options (which amount shall not exceed 1,160,000 shares) shall become available for issuance under the 2019 Stock Plan.

4.2.Adjustments for Changes in Capital Structure. Subject to any required action by the shareholders of the Company and the requirements of applicable law and regulation, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, share dividend, share split, reverse share split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the

Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the ISO Share Limit set forth in Section 5.3(a), and in the exercise or purchase price per share of any outstanding Awards in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged by whatever means for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and the exercise price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of each share of Stock subject to the Award. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

5.ELIGIBILITY AND OPTION LIMITATIONS.

5.1.Persons Eligible for Awards. Subject to Section 5.3(b), Awards may be granted only to Employees, Consultants and Directors.

5.2.Participation in the Plan. Awards are granted solely at the discretion of the Board. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3.Incentive Stock Option Limitations.

(a)Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to any adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed: (i) the number of shares of Stock stated in Section 4.1(a) (1,350,050 shares), including, to the extent allowable under Section 422 of the Code, any shares of Stock that become available for issuance under the Plan by reason of the expiration, termination, or cancelation of an Award pursuant to Section 4.1(a), and (ii) any shares of Stock that become available for issuance pursuant to Section 4.1(b), to the extent allowable under Section 422 of the Code (which amount shall not exceed 1,160,000 shares) (together, the “ISO Share Limit”). The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Section 4.2.

(b)Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee. Any person who is not an

Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(c)Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for shares having a Fair Market Value greater than One Hundred Thousand United States Dollars (US$100,000), the portions of such options which exceed such amount shall be treated as Nonstatutory Stock Options to the extent required by applicable law. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the option with respect to such Stock is granted. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, shares of Stock issued pursuant to each such portion shall be separately identified.

6.STOCK OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1.Exercise Price. The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Stockholder shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of any applicable law.

6.2.Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option and (b) no Incentive Stock Option granted to a Ten Percent Stockholder shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3.Payment of Exercise Price. Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made in cash, by check or in cash equivalent. As determined by the Board, in its sole discretion, at or after grant, payment in full or in part may be made in the form of previously acquired shares of Stock owned by the Participant free and clear of any liens, claims, encumbrances or security interests, based on the Fair Market Value on the date of exercise. Subject to the approval of the Board, Options may be exercised pursuant to such cashless exercise procedures as may be approved and implemented by the Board from time to time, including without limitation pursuant to broker-assisted exercise transactions and/or net exercise procedures. Any fraction of a share which would be required to pay such aggregate exercise price shall be disregarded, unless otherwise determined by the Board, and the remaining amount due shall be paid in cash by Participant.

6.4.Effect of Termination of Service.

(a)Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless a longer exercise period is provided by the Board or the Participant’s written contract of employment or service provides otherwise, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

(i)Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii)Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

(iii)Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service.

(iv)Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(v)Extension if Exercise Prevented by Law. Notwithstanding the foregoing other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 11 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

6.5.Nontransferability of Options. The entitlements, rights and interests of the Participant in relation to an Option are strictly personal. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant except in accordance with, and subject to any requirements or limitations imposed by, the Certificate of Incorporation, any applicable Stockholders’ Agreements and applicable law. Each Participant will be required by the terms on which Options are granted, if and to the extent so required by the Company, to enter into any applicable Stockholders’ Agreements prior, and as a condition, to the issue of any shares of Stock to the Participant. Notwithstanding the foregoing, with respect to Participants in the United States, an Option is transferable only by will, by the laws of descent and distribution, or as permitted by Rule 701 promulgated under the Securities Act.

7.RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Board shall from time to time establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1.Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Board shall determine, including, without limitation, upon the attainment of one or more performance goals.

7.2.Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Board in its discretion. No monetary payment (other than any applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company.

7.3.Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Board, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

7.4.Payment of Purchase Price. Payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made in cash, by check or in cash equivalent.

7.5.Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, as shall be established by the Board and set forth in the Award Agreement evidencing such Award. During and after any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of except in accordance with, and subject to any requirements or limitations imposed by the Certificate of Incorporation, any applicable Stockholders’ Agreements and applicable law. The Board, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Insider Trading Policy. Each Participant will be required by the terms on which a Restricted Stock Award is granted, if and to the extent so required by the Company, to enter into any applicable Stockholders’ Agreements prior, and as condition, to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

7.6.Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 7.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a shareholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if so determined by the Board and provided by the Award Agreement, such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

7.7.Effect of Termination of Service. Unless otherwise provided by the Board in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service

terminates for any reason, whether voluntary or involuntary (including the Participant’s death or Disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

7.8.Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except in accordance with, and subject to any requirements or limitations imposed by the Certificate of Incorporation, any applicable Stockholders’ Agreements and applicable law. Each Participant will be required by the terms on which the rights are granted, if and to the extent so required by the Company, to enter into any applicable Stockholders’ Agreements prior, and as condition, to the receipt of shares of Stock hereunder. All rights with respect to a Restricted Stock Award granted to a Participant hereunder are strictly personal shall be exercisable during his or her lifetime only by such Participant or the Participant’s legal representative. Notwithstanding the foregoing, with respect to Participants in the United States, an Stock issued pursuant to a Restricted Stock Award is transferable only by will, by the laws of descent and distribution, or as permitted by Rule 701 promulgated under the Securities Act.

8.STANDARD FORMS OF AWARD AGREEMENTS.

8.1.Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Board and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Any Award Agreement may consist of an appropriate form of Notice of Grant of and Subscription for Stock Option and a form of Stock Option Agreement incorporated therein by reference, or such other form or forms, including electronic media, as the Board may approve from time to time.

8.2.Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

9.CHANGE IN CONTROL

In the event of a Change in Control, the Board may provide for any one or more of the following:

9.1.Accelerated Vesting. The Board may, in its discretion, provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and/or vesting in connection with such Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, to such extent as the Board shall determine.

9.2.Assumption, Continuation or Substitution of Awards. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s shares. For purposes of this Section, if so determined by the Board, in its discretion, an Award or any portion thereof shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to such portion of the Award immediately prior to the Change in Control, the consideration (whether shares, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common shares of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Award for each share of Stock to consist solely of common shares of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Board may, in its discretion, determine such Fair Market Value per share of Stock as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Award prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Award except as otherwise provided in such Award Agreement.

9.3.Cash-Out of Outstanding Awards. The Board may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or portion thereof outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Board) of Stock subject to such canceled Award in (i) cash, (ii) shares of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award; provided that, if the Fair Market Value per share on the date of the Change in

Control does not exceed the Exercise Price of any portion of an Option, the Board may cancel that portion of the Option without any payment of consideration therefor. If any portion of such consideration may be received by holders of Stock pursuant to the Change in Control on a contingent or delayed basis, the Board may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable amount of future payment of such consideration. In the event such determination is made by the Board, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

10.TAX WITHHOLDING.

10.1.Tax Withholding in General. It is the responsibility of the Participant to pay any taxes owed by such Participant as a result of the Participant’s participation in the Plan, including as a result of the receipt, vesting, or exercise of an Option, and to complete and file any related tax returns, in each case, within the periods required by applicable law. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise to make adequate provision for tax withholding (including any social insurance tax), if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to an Award Agreement until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

10.2.Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or vesting of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

10.3.Compliance with Section 409A of the Code (applicable to U.S. Participants only). It is intended that the provisions of the Plan comply with Section 409A of the United States Internal Revenue Code of 1986, as amended (“Section 409A”), and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. If an Award that is subject to Section 409A is payable upon a Change in Control which is not a permissible payment event or time (as described in Treas. Reg. § 1.409A-3) then, for purposes of payment of such Award, no Change in Control shall be deemed to have occurred with respect to that Award unless and until there occurs a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (within the meaning in accordance with Treas. Reg. § 1.409A-3(i)(5)). No discretion to require payment of an Award that is subject to Section 409A upon a Change in Control shall be exercised if not set forth in writing by the time required under Section 409A. If an Award is subject to Section 409A, any payment made to a

Participant who is a “specified employee” of the Company or any affiliate shall not be made before such date as is six months after the Participant’s “separation from service” to the extent required to avoid the adverse consequences of Section 409A of the Code. For purposes of this Section 10.3, the terms “change in control,” “separation from service” and “specified employee” shall have the meanings set forth in Section 409A and the applicable Treasury regulations. Nothing in the Plan or in an Award Agreement shall be interpreted or construed to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with Section 409A) to the Company, any subsidiary or parent, or to any other individual or entity, and the Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant.

11.COMPLIANCE WITH LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of applicable law or regulation (including any applicable Stockholders’ Agreements and/or any requirements under the Certificate of Incorporation) and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless the shares issuable pursuant to the Award may be issued in accordance with the terms of such requirements. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

12.AMENDMENT OR TERMINATION OF PLAN.

The Board may amend, suspend or terminate the Plan at any time. However, the Board may not, without the approval of the Company’s shareholders, (a) increase the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) change the class of persons eligible to receive Incentive Stock Options, or (c) make any other amendment of the Plan that would require approval of the Company’s shareholders under the Certificate of Incorporation, any Stockholders’ Agreements or any applicable law, regulation or rule, including the rules of any stock exchange or market system upon which the Stock may then be listed. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Board. Except as provided by the next sentence or in connection with a Change of Control, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Board may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan.

13.MISCELLANEOUS PROVISIONS.

13.1.Repurchase Rights. Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions. The provisions of this Section 13.1 are in addition to, and do not limit or restrict, any provisions of the Certificate of Incorporation or any applicable Stockholders’ Agreements which impose, grant or relate to any right of first refusal, repurchase option or other condition or restriction.

13.2.Provision of Information. The Company shall deliver to each Participant such disclosures as are required by applicable law.

13.3.Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company. Each Participant waives any rights to compensation or damages in consequence of the termination or other cessation of his or her Service for any reason where those rights arise or may arise from him or her ceasing to be entitled to an Award or the issue of shares of Stock (including in any case any vesting) as a result of such termination or cessation.

13.4.Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry in the share register of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

13.5.Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award to the Participant by means of one or more of the following: (a) by entry of the name of the Participant in the share register of the Company as the holder of such shares of Stock, or (b) by any other means permitted by applicable law or regulation.

13.6.Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

13.7.Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards shall be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing such benefits.

13.8.Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

13.9.No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

13.10.Choice of Law. The validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of New Zealand with respect to Awards granted before the Domestication and by the laws of Delaware with respect to Awards granted on and after the Domestication.

13.11.Shareholder Approval. The Plan or any increase in the maximum aggregate number of shares of Stock issuable thereunder as provided in Section 4.1 (the “Authorized Shares”) shall be approved by a resolution of the shareholders of the Company entitled to vote. Awards granted prior to security holder approval of the Plan or in excess of the Authorized Shares previously approved by the security holders shall become exercisable no earlier than the date of security holder approval of the Plan or such increase in the Authorized Shares, as the case may be, and such Awards shall be rescinded if such security holder approval is not received in the manner described in the preceding sentence.

INITIALLY ADOPTED BY THE BOARD ON 29 JULY 2019

APPROVED BY THE SHAREHOLDERS ON 29 JULY 2019

* * *

Pursuant to the Board Consent dated October 28, 2021, the Board authorized the Company’s general counsel to prepare and execute this restatement.

/s/ Mark Burton	October 28, 2021
Mark Burton	Date
General Counsel, LanzaTech NZ, Inc.